                                                                   EXHIBIT 10.39

                             SEPARATION AGREEMENT



     This SEPARATION AGREEMENT ("Agreement") is made and entered into by and between DEBBY Jo BLANK ("Employee") and CYPRESS BIOSCIENCE, INC. (the "Company"), as of the Effective Date provided for in paragraph 13 herein.



                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Employee has tendered her resignation as President, Chief Operating Officer and Director and all other positions she may hold with the Company and its subsidiaries; and

     WHEREAS, the Company has accepted Employee's resignation as President, Chief Operating Officer and Director and all other positions she may hold with the Company and its subsidiaries pursuant to the terms and conditions set forth below.

     Now, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed by and between the parties hereto as follows:

     1. RESIGNATION. Employee has tendered and the Company has accepted her resignation as President, Chief Operating Officer and Director and all other positions she may hold with the Company and its subsidiaries, effective
March 15, 1999 (the "Separation Date"). Employee agrees that she will execute the Resignation Letter attached hereto as Exhibit A concurrent with the execution of this Agreement.

     2. ACCRUED SALARY AND VACATION. The Company will pay Employee all accrued salary, and all accrued and unused vacation benefits earned prior to the Separation Date, subject to standard payroll deductions, withholdings and advances of any kind. Employee is entitled to this payment regardless of whether she signs this Agreement.

     3. EXPENSE REIMBURSEMENT. As soon as reasonably practical after Employee's execution of this Agreement, Employee agrees that she will submit her final documented expense reimbursement statement (the "Statement") reflecting all business expenses she incurred through the Separation Date, if any, for which she seeks reimbursement; provided, that Employee shall submit the Statement within sixty (60) days of the Separation Agreement. The Company shall reimburse Employee's expenses pursuant to Company policy and regular business practice.

     4. STOCK OPTIONS.

          (a) The parties agree that Employee (i) currently owns 199,998 shares of common stock of Company (the "Owned Stock") and (ii) as of the Separation Date will hold vested options to purchase an additional 998,630 shares of common stock of Company (the "Stock Options"), pursuant to various stock option plans (the "Option Plans") adopted by the Company, the terms of any stock option agreements entered into pursuant to the option Plans (the "Option Agreements") and the terms of the Employment Agreement dated December 28, 1995 between Company and Employee (the "Employment Agreement").

                                       1.

          (b) Employee shall not sell or otherwise transfer or dispose of any shares of the Owned Stock and Stock Options for a period equal to the lesser of
(1) completion of Company's next private placement of securities of five million dollars or more (a "Private Placement") or (2) one hundred eighty (180) days from the Separation Date (the "Lock-Up Period"). As used in this paragraph 4(b), a Private Placement by the Company excludes any financing received by the Company as a result of (i) the Warrant Redemption by the Company which expires on April 19, 1999, and (ii) any agreement entered into with Fresenius AG and Fresenius Hemotechnology, Inc. Notwithstanding any terms of the Option Plans, Option Agreements or Employment Agreement, the exercise period of Employee's Stock Options shall be and is hereby extended such that such Stock Options may be exercised for a period of two (2) years after the Lock-Up Period (the "Exercise Period"); provided, that as requested by the Company or any representative of an underwriter of the Company, Employee agrees not to sell or otherwise transfer or dispose of any shares of Owned Stock or any Stock Options of the Company during such periods of time as the Company or such underwriters may request in order to facilitate any private or public offerings of securities by the Company during the Exercise Period. To the extent Employee is subject to any further lock-up periods during the two (2) year Exercise Period, the two (2) year Exercise Period shall be extended by the same number of days that Employee was subject to additional lock-ups, if any. Upon written request by Employee, a Company shall from time to time confirm in writing the commencement and expiration dates of any lock-up periods and the expiration date of the Exercise Period.

          (c) Employee's registration rights (as set forth in the Employment Agreement and, if applicable, in the Option Plans and Option Agreements) in connection with her Owned Stock and any additional stock purchased pursuant to the Stock Options shall be preserved.

          (d) Employee expressly acknowledges that, by virtue of the extension of the exercise period, any of her Stock Options originally granted as incentive stock options will no longer be treated as such, but instead will be treated for tax purposes as if they were non-qualified stock options. Employee also acknowledges that an extension of time to exercise may be considered a "purchase" under Section 16 of the Securities Exchange Act of 1934, as amended.

          (e) Except as provided herein, Employee understands and agrees that all vesting under any stock compensation award (e.g., incentive stock option, non-qualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the separation Date.

          (f) Company agrees to cooperate with Employee from time to time in effectuating cashless exercises of her Stock Options pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, to the extent permitted by law and to the extent Company cooperates with its then current employees in effectuating similar transactions.

     5. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, Employee will be eligible to continue her health insurance benefits at her own expense. Employee will be provided with a separate notice of her COBRA rights.

                                       2.

     6. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, Employee acknowledges that she will not receive (nor is she entitled to) any additional compensation, severance, stock options, stock or benefits (including, but not limited to, life insurance and disability insurance) from the Company, notwithstanding any prior agreements to the contrary.

     7. NONSOLICITATION. Employee agrees that for one (1) year after the Separation Date, she will not, either directly or through others, solicit or attempt to solicit any person (including any entity) who is then an employee, consultant or independent contractor of the Company to terminate his, her or its relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

     8. PROPRIETARY INFORMATION OBLIGATIONS. Employee hereby acknowledges her continuing obligations under Article 8 of her Employment Agreement dated December 28, 1995, not to use or disclose any confidential or proprietary information of the Company, among other things. A copy of Employee's Employment Agreement is attached hereto as Exhibit B.

     9. COMPANY PROPERTY. Employee agrees to return to the Company, within ten
(10) days of the execution of this Agreement, all Company documents (and all copies thereof) and other Company property in her possession, or her control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges, keys and the laptop computer, and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof); provided, however, that if Employee discovers any such documents or property in her possession after the expiration of such ten
(10) day period, Employee agrees to return such property to the Company as soon as practicable following discovery.

     10. NONDISPARAGEMENT. Employee agrees that she will not at any time intentionally disparage the Company in any manner likely to be harmful to the Company, its business reputation, or the personal or business reputation of its directors, stockholders or employees, and the Company agrees that neither it nor its executive officers and directors will at any time intentionally disparage Employee or her personal or business reputation, provided that each party shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

     11. CONFIDENTIALITY AND PUBLICITY. The provisions of this Agreement shall be held in strictest confidence by Employee and the Company and shall not be publicized or disclosed in any manner whatsoever other than pursuant to the press release issued by the Company on the Separation Date, a copy of which is attached hereto as Exhibit C. Notwithstanding the prohibition in the preceding sentence: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors (and, in the case of Employee, to members of her family); (b) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (c) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

                                       3.

     12. RELEASE OF CLAIMS BY EMPLOYEE. Except as otherwise set forth in this Agreement, Employee hereby releases, acquits and forever discharges the Company, its officers, directors, agents, attorneys, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date hereof, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Employee's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company (other than the Owned Stock and Stock Options), vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Notwithstanding the above, Employee does not release any claims Employee may have (i) under this Agreement, (ii) for indemnification pursuant to and in accordance with applicable statutes and the applicable terms of the charters, articles of incorporation or bylaws of Company or its affiliates or under any indemnification agreements, and any insurance coverage for such claims, (iii) vested pension or retirement benefits under the terms of qualified employee pension benefit plans, (iv) for accrued benefits under the terms of applicable employee benefit plans, or (v) with respect to the Owned Stock or Stock Options.

     13. ADEA WAIVER. Employee acknowledges that she is knowingly and voluntarily waiving and releasing any rights she may have under the ADEA. She also acknowledges that the consideration given for the waiver in paragraph 4 herein is in addition to anything of value to which she was already entitled. She further acknowledges that she has been advised by this writing that: (a) this waiver and release does not apply to any claims that may arise after she signs this Agreement; (b) she has the right to consult with an attorney prior to executing this Agreement; (c) she has twenty-one (21) days within which to consider this Agreement (although she may choose to voluntarily execute this Agreement earlier); (d) she has seven (7) days following the execution of this Agreement to revoke the Agreement; (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Employee, (the "Effective Date").

     14. SECTION 1542 WAIVER. Employee acknowledges that she has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.

                                       4.

Employee hereby expressly waives and relinquishes all fights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement.

   15. RELEASE OF CLAIMS BY THE COMPANY. The Company hereby releases, acquits and forever discharges Employee and her agents, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind in nature, in law, equity or otherwise arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date the Company executes this Agreement, relating to any act or omission by Employee within the authorized course and scope of her employment with the Company, with the exception of any claim arising out of her obligations under this Agreement, or Article 8 of her Employment Agreement or any other obligations relating to the proprietary information of the Company.

     16. NO ADMISSIONS. It is understood and agreed by Employee and the Company that this Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

     17. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable express courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is mailed, by certified mail, postage prepaid, return receipt requested, or one business day after it is sent via a reputable nationwide overnight courier service,

If to the Company:                           Cypress Bioscience, Inc.
                                             4350 Executive Drive, Suite 325
                                             San Diego, California 92121
                                             Attn: Chief Executive Officer


If to Employee:                              Debby Jo Blank
                                             318 Colima Court
                                             La Jolla, California 92037

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Agreement notice thereof in the manner set forth in this paragraph 17.

     18. ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between Employee and the Company with regard to the subject matter hereof, and except as provided herein, supercedes that certain Employment Agreement dated December 28, 1995, and any amendments thereto,

                                       5.

between Employee and the Company. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Employee and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by her or its respective attorneys, and signed the same of her or its own free will.

     19. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. However, because of the unique duties under this Agreement, Employee agrees not to delegate the performance of such duties under this Agreement.

     20. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

     21. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

     22. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in San Diego under the then existing AAA arbitration rules. The prevailing part in such arbitration proceeding shall be entitled to recover from the other party reasonable attorneys' fees, arbitration expenses and other recoverable costs incurred in connection with such arbitration proceeding. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

     23. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     24. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

                                       6.

     IN WITNESS WHEREOF, THE PARTIES HAVE DULY AUTHORIZED AND CAUSED THIS AGREEMENT TO BE EXECUTED AS FOLLOWS:

DEBBY JO BLANK,                                CYPRESS BIOSCIENCE, INC.
an individual.


/s/ DEBBY JO BLANK                             /s/ JAY KRANZLER
-----------------------                        --------------------------------
Debby Jo Blank                                 Jay D. Kranzler, M.D., Ph.D.
                                               Chief Executive Officer


Dated: 3/12/99                                 Dated: 3/24/99
-----------------------                        --------------------------------

                                       7.

                                   EXHIBIT A



                               RESIGNATION LETTER


March 12, 1999

Jay D. Kranzler, M.D., Ph.D.
Chief Executive Officer
Cypress Bioscience, Inc.
4350 Executive Drive, Suite 325
San Diego, CA 92121


Dear Jay:

I hereby resign as President, Chief Operating Officer and Director and all other positions I hold with Cypress Bioscience, Inc. or any of its subsidiaries, such resignation to be effective as of March 15, 1999.

                                  Sincerely,


                                  DEBBY JO BLANK
                                  -------------------
                                  Debby Jo Blank, M.D.

                                   EXHIBIT B



                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT, made as of this 28th day of December 1995, by and between IMRE Corporation, a Delaware corporation having its principal office at 401 Queen Anne Avenue North, Seattle, Washington 98109 (the "Company") and Debby Jo Blank, M.D. (the "Employee").

          WHEREAS, the Company desires to employ the Employee in an executive capacity as President and Chief Operating Officer on the terms and conditions set forth herein; and the Employee is willing to accept and undertake such employment.

          NOW, THEREFORE in consideration of the premises and the mutual covenants herein set forth, the Company and the Employee agree as follows:

                                   ARTICLE 1
                            EMPLOYMENT; TERM; DUTIES

          1.1 Employment. Upon the terms and conditions hereinafter set forth,
              ----------
the Company hereby employs the Employee, and the Employee hereby accepts employment, as President and Chief Operating Officer of the Company. Also it is the intention of the Company to cause Employee to be included in the management slate of directors for election to the Board of Directors, and to be elected as such, during the first year of the initial Term (as defined in Section 1.2).

          1.2 Term. Unless sooner terminated as provided in Article 5 hereof,
              ----
the Employee's employment hereunder shall be for a term commencing on January 8, 1996 and ending on December 31, 2000. The actual term of employment hereunder, giving effect to any early termination of employment under Article 5 hereof, is referred to as the "Term".

          1.3 Duties. During the Term, the Employee shall perform such executive
              ------
duties for the Company and for its subsidiaries, consistent with her position hereunder, and as typically associated with the duties of a President and Chief Operating Officer of a publicly-held corporation, as reasonably may he assigned to her from time to time by the Chief Executive Officer of the Company. Employee shall report directly to the Chief Executive Officer of the Company. Except as contemplated by Section 1.5, the Employee shall devote her entire business time, attention and energies to the performance of her duties hereunder.

          1.4 Exclusive Agreement. The Employee represents and warrants to the
              -------------------
Company that she is not a party to any agreement or arrangement, whether written or oral, in effect which would prevent the Employee from rendering the services contemplated hereunder to the Company during the Term.

          1.5 Other Activity. Notwithstanding the foregoing, but subject to her
              --------------
fiduciary duties to the Company under applicable law, the Company acknowledges and understands that Employee may serve as a director or consultant to other companies and may work on committees of professional or civic associations or educational institutions not in competition with the Company in the field of research, development, manufacture or sales of Protein A Immunoadsorbtion Columns; provided, however, that the performance of such services shall not restrict or limit in any manner the Employee's ability to perform her duties hereunder.

          1.6 Insurance. The Company shall obtain, and shall use its
              ---------
commercially reasonable best efforts to maintain during the Term, Director's and Officer's Insurance and Product Liability Insurance policies, with full defense coverage, of at least $3,000,000 and $16,000,000, respectively, with regard to all actions undertaken by the Employee in her capacity as an officer, director and employee of the Company. In addition, the Company shall research and use its commercially reasonable best efforts to obtain and maintain during the Term additional Director's and Officer's Insurance coverage for the Employee in the amount of $2,000,000.

                                   ARTICLE 2
                                 COMPENSATION

          2.1 Base Salary. For all services rendered by the Employee hereunder
              -----------
and in consideration of all covenants and conditions undertaken by her pursuant to this Agreement, the Company shall pay the Employee an annual base salary ("Base Salary") of $210,000 per year in equal semi-monthly installments. Each year during the Term, the Board of Directors of the Company shall review the Base Salary with a view to determining whether it would be appropriate to increase such Base Salary. The annual base salary payable to the Employee hereunder, as it may be so increased, thereafter shall constitute the Base Salary.

          If the first or last month of the Term is not a full calendar month, then any calculation of Base Salary for such period shall-be prorated for the number of days in such months during which the Employee was employed.

          2.2 Bonuses.
              -------

              (a) In addition to the Base Salary, the Company may pay the Employee a cash bonus (the "Bonus Amount") equal to an amount up to 25% of the Base Salary with respect to a fiscal year within 90 days after the end of such fiscal year. The Bonus Amount, if any, shall be based on the performance of the Employee during a fiscal year, as evaluated by the Board of Directors, in its sole discretion. It is acknowledged and agreed that, while no such Bonus Amount shall be withheld unreasonably, the determination and the payment of the Bonus Amount to the employee shall be at the sole discretion of the Board of Directors of the Company which may consider, among other matters, the financial condition of the Company at the time. In exercising its discretion pursuant to this subsection, the Board of Directors shall act in a manner at least as favorable to the Employee as governs the award of bonuses to other executive officers and key employees of the Company.

              (b) In addition to the Bonus Amount, if any, the Company shall pay the employee a one-time sign-on bonus payable as follows:

                  (i) $50,000 on the closing of an approximately $1 million bridge financing, currently scheduled to occur in December 1995;

                  (ii) $50,000 on the closing of an anticipated equity financing (the .Equity Financing"), scheduled to occur in the first fiscal quarter of 1996 and expected to raise gross proceeds of approximately $6 million (the "Equity Financing Bonus"); and

                  (iii) $85,000 on December 31, 1996 (the "1996 Signing Bonus").

              (c) In the event of a sale by the Company of all, or substantially all, of its assets prior to the conversion or redemption of any classes of outstanding preferred stock of the Company issued in connection with any equity financing after the date hereof, and provided that the Employee prior to such time has exercised any and all stock options provided under Section 4.1(a) hereof exercisable by such Employee, the Company shall pay Employee on the consummation of such sale, a bonus in an amount equal to 3% of the net proceeds payable to the holders of the preferred stock of the Company of such sale.

          2.3 Stock Options. The Company shall issue to the Employee options to
              -------------
purchase shares of the Company's common stock (the "Common Stock") as provided in Article 4 of this Agreement.

          2.4 Deductions. The Company shall deduct from the compensation
              ----------
described in Sections 2.1 and 2.2 any Federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any Federal, state or city laws, rules or regulations.

          2.5 Disability Adjustments. Any compensation otherwise payable to the
              ----------------------
Employee pursuant to Section 2.1 in respect of any period during which the Employee is disabled (as contemplated in Section 5.1) shall be reduced by any amounts paid to the Employee for loss of earnings or the like under any disability insurance plan or policy the premiums for which are paid for in their entirety by the Company.

                                   ARTICLE 3
                               BENEFITS EXPENSES

          3.1 Benefits. During the Term, the employee shall be entitled to
              --------
participate in such compensation and incentive plans and group life, health, accident, disability and hospitalization insurance plans, pension plans and retirement plans as the Company may make available to its other executive officers, including, specifically, a $1 million term life insurance policy, to be paid for by the Company, provided that the Employee is insurable at reasonable rates for a person of her age, with the Employee's family as the designated beneficiaries thereof. In addition, the Employee shall be entitled to include her family in the Company's life, health and hospitalization plans under term applicable to families of its other executive officers.

          3.2 Expenses. The Company agrees that the Employee is authorized to
              --------
incur reasonable and customary expenses in the performance of her duties hereunder, including travel and entertainment costs, and upon presentation of appropriate documentation thereof, the Company promptly shall pay or reimburse the Employee for such reasonable expenses. It is understood and agreed that Company shall relocate Employee's primary residence (the "Relocation") from Seattle, Washington to the San Diego, California area prior to or as soon as practicable after the Company relocates its corporate headquarters to the San Diego, California area. Employee shall be reimbursed for reasonable and documented relocation expenses involved in moving to San Diego from Seattle, including airfares and other usual expenses incurred in connection with up to two house-hunting trips for Employee and her husband and packing and moving expenses. In addition, the Company shall reimburse Employee for reasonable, usual and documented closing costs on the sale of her Seattle home, including real estate commissions and other usual closing costs, as well as the reasonable, usual and documented closing costs on the purchase of a home in the San Diego area within two years after the date of sale of her Seattle house. The Company shall pay for up to three months of temporary housing in San Diego or Seattle if required for Employee or her spouse. The Company shall also pay Employee an additional $5,000 (net after tax) for miscellaneous relocation expenses. In the event that any reimbursement by the Company of expenses of the Employee hereunder is deducted by the Company, and results in additional taxes due and payable by the Employee, the Company shall pay to the Employee an additional sum equal to the amount of such additional tax liability of the Employee.

          3.3  Vacations. During each full year of the Term, the Employee shall
               ---------
be entitled to four (4) weeks of paid vacation to be taken at times determined by the Employee which do not unreasonably interfere with the performance of her duties hereunder.

          3.4 Consulting Services. For consulting services provided by Employee
              -------------------
prior to the effective date of this Agreement, the Company agrees to pay the Employee for 20 days of consulting at the rate of $1,000 per day, plus reasonable and documented travel expenses.

                                   ARTICLE 4
                                 STOCK OPTIONS

      4.1 STOCK OPTIONS.
          -------------

          (a) Subject to Section 4.1(f) hereof, the Company shall grant to the Employee, pursuant to an Incentive Stock Option Plan to be adopted by the Company, ten year incentive stock options (qualified to the extent permitted by law) to purchase 3% of the Company's Common Stock outstanding on the date hereof, on a fully diluted basis (after allocation of new options to management, employees, directors and consultants, and including issued and to-be-issued warrants) at an exercise price equal to $1.50 per share (the "Options"). The Options shall contain anti-dilution provisions that prevent dilution of the percentage of the Company's Common Stock which may be purchased by the Employee on exercise of the Options as a result of issuance of the Company's securities subsequent to the occurrence of the Equity Financing by the Company, and all additional options granted pursuant to such anti-dilution provisions shall be at the same exercise price as the original Options. Except as provided in clauses (b) and (c) hereof, 25% of the Options shall vest immediately upon the granting thereof by the Company and the remainder shall vest ratably and daily over four (4) years from the date of grant.

          (b) In the event of a termination (as described in Article 5), and except as otherwise provided in Section 4.1(c) and 4.1(d) hereof, all Options which have not vested as of the Termination Date shall cease vesting and shall be cancelled as of the Termination Date. Ail vested Options shall be cancelled ninety (90) days after the Termination Date except that, in the event of a termination pursuant to Section 5.2(b) or 5.4 hereof, the exercise period for the Options shall be extended at the election of the Employee in her sole discretion, for five (5) years following the Termination Date.

          (c) Upon the Employee's death-or Disability (as defined in Section 5.1 below) all Options shall vest immediately and all Option rights provided for under this Agreement shall transfer to the Employee's designated beneficiary. All options shall be cancelled ninety (90) days after the Employee's death or disability except that, at the election of the Employee's designated beneficiary in his or her sole discretion, the exercise period for the Options shall be extended for five (5) years following the Employee's death or Disability.

          (d) Notwithstanding anything to the contrary in the foregoing, in the event of a termination of this Agreement in any of the cases identified in
Section 5.2(b) or 5.4 hereof, all Options shall vest immediately upon such Termination Date. In addition, all Options shall vest immediately upon the consummation of any merger, consolidation, corporate reorganization, or transfer of all or substantially all the assets of the Company, whether or not the Employee continues as President and Chief Operating Officer of the surviving entity.

          (e) The Company may grant Employee options to Purchase the Company's Common Stock in addition to the Options at such times and on such terms as may be decided from time to time by the Board of Directors, in its sole discretion.

          (f) Notwithstanding anything herein to the contrary, it is understood and agreed that any grant of Options pursuant to this Article 4 is wholly contingent on the Company's obtaining shareholder approval subsequent to the date hereof for the adoption of such Incentive Stock Option Plan and to increase the number of shares of currently authorized Common Stock of the Company to such number so as to allow for the grant of the Options (the "Shareholder Consent"). The Company shall use its best efforts to create such Incentive Stock Option Plan within thirty (30) days of the date hereof, and to obtain the adoption and approval of the Board of Directors therefor as soon as practicable thereafter, and the Company shall grant the options to the Employee simultaneously with the closing of the Equity Financing; provided, however, that if the Equity Financing has not closed by February 15, 1996, the Options shall be granted promptly upon the written request of the Employee. The Company shall use its best efforts to obtain the Shareholder Consent at the 1996 annual meeting of shareholders. In the event the Company is unable to obtain the Shareholder Consent, the Company shall use its best efforts to obtain the Shareholder Consent at the next succeeding annual meeting of shareholders.

                                   ARTICLE 5
                         DEATH; DISABILITY; TERMINATION

          5.1 Death: Disability. The Employee's employment hereunder shall
              -----------------
terminate upon her death or, at the election of the Company, by written notice to the Employee if the Employee becomes Disabled (as such term is hereinafter defined). In the event of a termination of the Employee's employment for death or Disability, the Company shall pay the Employee (or her legal representatives, as the case may be) an amount equal to Employee's Base Salary for one year, reduced (but not to a negative number) by any amounts paid or to be paid to the Employee (or her legal representatives, as the case may be) by insurance provided by the Company pursuant to Section 3.1 hereof.

          For the purposes of this Agreement, the Employee shall be deemed to be "Disabled" or have a "Disability" if as a result of the occurrence of mental or physical disability during the Term she has been unable to perform her duties hereunder for six (6) consecutive months or one hundred eighty (180) days in any twelve (12) consecutive month period, as determined in good faith by the Board of Directors of the Company; provided, however, that if Employee develops a mental or physical disability during the Term, and it is determined, in the reasonable professional judgment of an independent, objective and qualified medical expert in the field of such disability, that the Employee will be unable to perform her duties hereunder and that such disability will continue for six
(6) consecutive months or one hundred eighty (180) days in any twelve (12) consecutive month period, then the Company shall be permitted to terminate the Employee's employment immediately, subject to payment by the Company of the Employee's Base Salary for the full six (6) months or one hundred eighty (180) days of such Disability in addition to the termination payment by the Company in an amount equal to Employee's Base Salary for one year as provided above.

          In the event that the employment of the Employee hereunder is terminated by the Company upon the Employee's death or Disability, the Employee's family, for a period of two (2) years from the Termination Date, shall be entitled to maintain coverage under the Company's health and hospitalization insurance plans on the same terms as existed prior to such Termination Date, subject to the payment of applicable costs therefor by the Employee's representatives, and further subject to the policies and provisions of such insurance carriers and applicable law.

          The Employee acknowledges that the payments referred to in this
Section 5.1 constitute the only payments to which the Employee (or her legal representatives, as the case may be) shall be entitled to receive from the Company under this Agreement in the event of a termination of her employment for death or Disability, and that except for such payments and subject to Section 4.1(c) hereof, the Company shall have no further liability or obligation to her (or her legal representatives, as the case may be) under this Agreement.

          The date of any termination of employment under this Section 5.1 or Sections 5.2, 5.3 or 5.4 is referred to herein as the "Termination Date".

          5.2 Termination of Employment by Employee.
              -------------------------------------

              (a) Notwithstanding any provision to the contrary herein, unless otherwise provided herein or unless otherwise provided by law, the Employee at any time upon thirty (30) days' written notice to the Company, may terminate her employment by the Company hereunder. Except as otherwise provided in Section 5.2(b) below, the Company shall not be liable to Employee for the payment of any amount on such termination.

              (b) In the event that the Employee terminates her employment following (i) an uncured material breach of this Agreement by the Company,
(ii) the consummation of a merger, consolidation, corporate reorganization or acquisition of all or substantially all the assets of the Company which does not provide for the Employee to assume the duties of President and Chief Operating Officer of the surviving entity, (iii) the filing by the company under any state or Federal bankruptcy or insolvency laws, (iv) the failure by the Company to relocate its corporate headquarters to the San Diego, California metropolitan area within one (1) year from the date hereof (v) the failure of the Company to consummate the Equity Financing prior to August 1996, (v) any action by the Company, Board of Directors or shareholders which would constitute a demotion of the Employee, whether formal or de facto (e.g., reduction of her authority or incidents of office), the failure of necessary action to be taken to elect the Employee as President and Chief Operating Officer of the Company, or any action being taken to remove her from either or both such positions, or
(vii) the failure of the Company to institute and adopt an Incentive Stock Option Plan and award the Options to Employee as provided in Article 4 hereof, or the failure of the Company to obtain the Shareholder Consent as provided in
Section 4.1(f) hereof within thirty (30) days after the date of the 1997 annual meeting of shareholders established by the By-laws of the Company, then such termination by the Employee shall be deemed for all purposes including for purposes of severance payments and benefits provided under Section 5.4 hereof, to be a termination by the Company of the employment of the Employee-hereunder without cause pursuant to Section 5.4. The Company shall have thirty (30) days following receipt of written notice by the Employee to the Company of the material breach described in item (i) above, setting forth in reasonable detail the matters constituting such breach, to cure such breach.

          5.3 Termination of Employment With Cause. In addition to any other
              ------------------------------------
remedies available to it at law, in equity or as set forth in this Agreement, the Company shall have the right; upon written notice to the Employee, to immediately terminate her employment hereunder if the Employee (a) breaches evidences a pattern of willful breach in any material respect any material provision of this Agreement or a pattern of willful violation of any reasonable policies or orders of the Board of Directors and such pattern of willful breach or violation does not cease within thirty (30) days after the Employee's receipt of written notice thereof from the Board of Directors of the Company setting forth in reasonable detail the matters constituting such pattern; or (b) has been convicted of a felony.

          5.4  Termination of Employment Without Cause.
               ---------------------------------------

               (a) Notwithstanding any provision to the contrary herein and unless otherwise provided by law, the Company at any time upon thirty (30) days' written notice to the Employee, in its sole and absolute discretion and for any or no reason, may terminate the employment of the Employee hereunder without cause. In such event, the Company shall pay the Employee, within ten (10) days following the Termination Date, an amount equal to the Employee's Base Salary less (i) $50,000, if the Equity Financing Bonus has been paid prior to the Termination Date and (ii) $85,000, if the 1996 Signing Bonus has been paid prior to the Termination Date.

              (b) In the event that the employment of the Employee hereunder is terminated by the Company without cause, all Options shall vest immediately upon the Termination Date as provided in Section 4.1(d) hereof. If the Options have not been granted to the Employee as of the Termination Date, the Company shall pay to the Employee, within ten (10) days following the Termination, an additional payment equal; to the Employee's Base Salary, i.e., in addition to the payment described in Section 5.4(a).

          (c) In the event that the employment of the Employee hereunder is terminated by the Company without cause, the Company, at no cost to the Employee; and for a period of two (2) years from the Termination Date shall continue to provide the Employee with at least the same group life, health, accident, disability and hospitalization insurance plans as were in effect with respect to the Employee on the date of such termination, an shall continue to provide coverage for the Employee's family on the same terms as existed prior to such Termination Date.

          (d) The Employee acknowledges that the payments referred to in Section
5.2 and this Section 5.4 constitute the only payments which the Employee shall be entitled to receive from the Company under this Agreement in the event of any termination pursuant to Section 5.2, 5.3 and this Section 5.4, and that except for such payments and such other obligations as are expressly provided herein the Company shall have no further liability or obligation to her under this Agreement.

          (e) The Employee shall have no duty to mitigate damages in order to receive any severance payments and benefits provided in this Section 5.4.

                           ARTICLE 6 TAG-ALONG RIGHTS

          6.1    Tag-Along Rights. The Company shall grant the Employee such
                 ----------------
rights to participate in sales by principal stockholders or the Company of the Common Stock, as shall be set forth in that certain Tag-Along Rights Agreement being executed concurrently herewith.

                                   ARTICLE 7
                              REGISTRATION RIGHTS

          7.1  Registration of Employee Stock.
               -------------------------------

               (a) As soon as practicable after consummation of the Equity Financing, but in no event later than September 30, 1996, the Company, upon the Employee's written request, shall use all reasonable efforts to prepare and file with the Securities and Exchange Commission a registration statement and such other documents, if then required, as may be necessary to permit a public offering and sale of shares of the Common Stock acquired by the Employee prior to the date hereof or granted to the Employee pursuant to the terms hereof or granted to the Employee in connection with the Options (the "Registrable Stock") in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"). If the Employee does not sell the Registrable Stock within a reasonable period of time after such registration, the Company need not maintain the effectiveness of such registration; provided, however, if the Company fails to maintain the effectiveness of such registration, the Employee thereafter may re-exercise her rights under this subsection, without limitation, but she may not do so earlier than ninety (90) days after the applicable registration statement has become ineffective. If the Employee is no longer employed by the Company at the time of her request for registration hereunder, the Employee must provide written notice to the Company that she intends to sell the Registrable Stock within a reasonable period of time after such registration.

          (b) The Company shall have the right to include in any registration statement filed pursuant to this Section 7.1 other securities of the Company then proposed to be distributed.

7.2          Piggyback Registration.
             -----------------------

          (a) If the Company proposes to register shares of Common Stock or securities convertible into or exercisable for Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8 or any successor form, or filed in connection with an exchange offer or an offering of securities solely to the existing shareholders or employees of the Company), solely where such sale will be both for the Company's account and for the account of a selling shareholder, then the Company shall give written notice of such proposed filing to the Employee at least ten (10) days before the anticipated filing date, and such notice shall offer the Employee the opportunity to register such number of shares of Registrable Stock as the Employee may request. The Employee shall notify the Company in writing specifying whether or not it elects to include any Registrable Stock in such registration statement within five (5) days after delivery of the Company's notice to the Employee. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Employee to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein; provided, however, that if the managing underwriter or underwriters of such offering determines that the total amount or kind of securities which it or the Company, and any other persons or entities, intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of Registrable Stock requested to be offered for the account of the Employee shall be reduced or limited on a pro rata basis with the securities of all persons and entities other than the Company participating in the offering, to the extent required by such managing underwriter. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register Common Stock or other securities convertible into or exercisable for Common Stock and prior to the effectiveness of the registration statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company, at its election, by delivery or written notice to the Employee, (i) in the case of a determination not to effect registration, may relieve itself of its obligations to register any Registrable Stock in connection with such registration, or (ii) in the case of determination to delay the registration, may delay the registration of such Registrable Stock for the same period as the delay in the registration of such other shares of Common Stock or other securities convertible into or exercisable for Common Stock.

              (b) Notwithstanding anything to the contrary herein, if the Company registers shares of Common Stock or securities convertible into or exercisable for Common Stock under the Securities Act in an underwritten public offering and

                  (i) the Employee owns unregistered Registrable Stock at the time such underwritten public offering is registered under the Securities Act, the Employee shall agree to refrain from exercising the registration rights granted in this Section 7 with respect to such Registrable Stock for such period of time as the managing underwriter of such underwritten public offering deems reasonable; or

                  (ii) the Employee owns Registrable Stock which has been registered under the Securities Act pursuant to Section 7.1 or this 9.2 hereof prior to the time such underwritten public offering is registered under the Securities Act, the Employee shall agree that it will not sell, distribute, offer to sell, contract to sell, agree to sell, grant any option to purchase, or agree to offer, sell or otherwise transfer or dispose of (nor announce any offer, sale, grant of an option to purchase or otherwise dispose of), directly or indirectly, any such registered Registrable Stock for such period of time as the managing underwriter of such underwritten public offering deems reasonable.

          (c) Notwithstanding anything to the contrary herein, the Company shall have the right to grant registration rights to other parties subsequent to the date hereof. In such event and in connection with the grant of piggyback registration rights to other parties, the parties hereto acknowledge and agree that such other parties shall have the right to participate on a pro rata basis with the parties hereto in any registration to which such piggyback registration rights apply.

          (d) Furnish Information. The Employee shall furnish to the Company
              -------------------
such reasonable information regarding the Employee, the Registrable Stock, and the intended method of disposition of such securities as are required to effect the registration of Registrable Stock as to which the Employee has requested registration.

          (e) Expenses of Registration. Ail expenses incident to the Company's
              ------------------------
performance of or compliance with this Article 7 including, without limitation, all registration and filing fees, fees and expenses of complying with state securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent public accountants (including the expense of any special audit), but excluding underwriting commissions and discounts and the fees and disbursements of counsel for the Employee, shall be borne by the Company. The-Employee shall bear her own pro rata share (calculated according to the number of her shares as a fraction of the total number of shares covered by such registration statement) of all underwriting commissions and discounts incurred in connection with any offering of Registrable Stock with respect to a registration pursuant to this Article 7, as well as her expenses if she has counsel separate from counsel for the Company. The fees and expenses of complying with state blue sky laws shall be borne by the sellers of securities included in such registration if and to the extent that the appropriate administrative official of such state requires that such sellers (rather than the Company) pay such fees and expenses.

          (f) Indemnification and Contribution. In the event any shares of
              --------------------------------
Registrable Stock are included in a registration statement under this Article 7:

              (i) To the extent permitted by law, the Company shall indemnify, defend and hold harmless the Employee, any underwriter (as defined in the Securities Act), any other person or entity selling securities in such registration statement, and each director and officer of, and person, if any, who controls such underwriter or such other person or entity within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this subsection (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or which results from the bad faith or gross negligence of, the Employee, or any underwriter for the Employee.

              (ii) To the extent permitted by law, the Employee will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other person or entity selling securities in such registration statement, and each director and officer of, and person, if any, who controls such underwriter or such other person or entity, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or such other person or entity or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs as a result of written information furnished by the Employee in her capacity as a shareholder of the Company (as distinguished from information provided by the Employee in her capacity as an officer or director of the Company) expressly for use in connection with such registration or results from the bad faith or gross negligence of the Employee, provided, however, that Employee's indemnification obligation hereunder shall be limited to an amount equal to the net proceeds received by Employee pursuant to the registration of Registrable Securities hereunder, and, further provided, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Employee, which consent shall not be unreasonably withheld.

              (iii) Promptly after receipt by an indemnified party under this
Section 7.2(e) of notice of the commencement of any action (including any governmental action), such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, however, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (x) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (y) the indemnifying party has failed timely to assume the defense and employ counsel, or (z) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.2(e), but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.2(e).

              (iv)  If the indemnification provided for in subsection (i) and
(ii) of this Section 7.2(e) is unavailable or insufficient to hold harmless an indemnified party under such subsection in respect of any losses, claims, damages or liabilities or action in respect thereof or referred to therein, then each indemnifying party in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Employee on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give the notice required under such subsections. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company on the one hand, or the Employee, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Employee agree that it would not be just and equitable if contribution pursuant to this Section 7.2(e) (iv) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this subsection. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

              (v)  The obligations of the Company and the Employee under this
Section 7.2(e) shall survive the completion of any offering of Registrable Stock in a registration statement under this Article 7.

                                   ARTICLE 8
                          INVENTIONS; NON-DISCLOSURE,

          8.1 Inventions. Subject to the provisions of Section 2870 of the
              ----------
California Labor Code, all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, discoveries, trademarks and trade names, conceived, developed, invented, made or found by the Employee, alone or with others, during the Term of her employment by the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company's time or with the use of the Company's facilities or materials and which relate to the business of the Company, shall be the property of the Company and shall be promptly and fully disclosed by the Employee to the Company. The Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to vest title to any such Invention in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

          8.2 Non-Disclosure. The Employee, at any time during the Term and
              --------------
thereafter, shall not directly or indirectly, use, disclose or furnish to any other person, firm or corporation except in the course of the proper performance of her duties hereunder (a) any information of a confidential nature relating to any process, technique or procedure of the Company; or (b) any information of a confidential nature obtained as a result of her current or future relationship with the Company, which information is not specifically a matter of public record; or (c) any other trade secrets of the Company; except that the Employee shall not be liable under the terms of this Section 8.2 for using, disclosing or furnishing any of the foregoing which: (1) are or become generally available to the public other than as a result of a disclosure in violation of this Agreement; or (2) are generally known in any industry in which the Company is or may become involved; or (3) are required to be disclosed by the Employee pursuant to law or the order of a court of competent jurisdiction, or other legal process or authority, it being understood, however, that the Employee shall provide the Company with prompt notice of the requirement for such disclosure as soon as practical after the Employee is notified thereof and prior to its disclosure thereof so as to enable the Company to challenge the order compelling such disclosure if the Company so desires. Promptly upon the expiration or termination of the Employee's employment hereunder for any reason, the Employee shall surrender to the Company all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or disclosing any of the foregoing information.

          8.3 Breach of Non-Disclosure Provision. In the event that the Employee
              ----------------------------------
shall breach Section 8.2 hereof, or in the event that any such breach is threatened by the Employee, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of Section 8.2. The Employee acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Employee shall not use as a defense thereto that there is an adequate remedy at law.

          8.4 Reasonable Restrictions. The parties acknowledge that (a) the
              -----------------------
agreements in this Article 8 are essential to protect the business and goodwill of the Company, and (b) the foregoing restrictions are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

                            ARTICLE 9 MISCELLANEOUS

          9.1 Binding Effect. This Agreement shall be binding upon and inure
              --------------
to the benefit of the parties hereto and their respective legal representatives, heirs, distributees and successors; provided, that the obligations of the Employee under this Agreement shall not be delegable by her.

          9.2 Notices. Ail notices and other communications hereunder and all
              -------
legal process in regard hereto shall be validly given, made or served if in writing, when delivered personally (by courier service or otherwise), or when actually received when mailed by first-class certified or registered United States mail, postage-prepaid and return receipt requested, to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other party in writing:

          If to the Company:

          IMRE Corporation
          401 Queen Anne Avenue North
          Seattle, Washington 98109

          Attention: Chairman of the Board of Directors

          If to the Employee:

          Dr. Debby Jo Blank
          186 34th Avenue East
          Seattle, Washington 98112

          9.3 Severability. If any provision of this Agreement, or portion
              ------------
thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

          9.4 Waiver. No waiver by a party hereto of a breach or default
              ------
hereunder by the other party shall be considered valid, unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

          9.5 Entire Agreement. This Agreement sets forth the entire agreement
              ----------------
between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and the Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. No representation, warranty, undertaking or covenant is made by either party hereto except as provided herein and any representations, warranties undertakings or covenants not set forth herein are specifically disclaimed. This Agreement does not constitute a commitment of the Company with regard to the Employee's employment, express or implied, other than to the extent expressly provided for herein.

          9.6 Amendment. No modification, change or amendment of this Agreement
              ---------
or any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

          9.7 Authority. The parties each represent and warrant that they have
              ---------
the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

          9.8 Titles. The titles of the Articles and Sections of this Agreement
              ------
are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

          9.9 Applicable Law. This Agreement, and all of the rights and
              --------------
obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to principals relating to conflicts of law.

          9.10 Attorneys' Fees. The cost of Employee's reasonable attorneys'
               ---------------
fees incurred in the negotiation of this Agreement in an amount not to exceed $5,500 shall be borne by the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                          IMRE CORPORATION

                          /s/ FRANK R. JONES
                          ----------------------------
                          Name: Frank R. Jones
                          Title: Chairman of the Board


                          ----------------------------
                          Dr. Debby Jo Blank

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                          IMRE CORPORATION


                          By:
                             ----------------------------
                             Name: Frank R. Jones
                             Title: Chairman of the Board


                          /s/ DR. DEBBY JO BLANK
                          ----------------------
                          Dr. Debby Jo Blank

                                   EXHIBIT C


                                 PRESS RELEASE


FOR IMMEDIATE RELEASE


CONTACT:  Jay D. Kranzler, M.D., Ph.D.
          Chief Executive Officer

          Manda Hall
          Investor Relations Administrator
          Cypress Bioscience, Inc.
          (619) 452-2323

          Manda Hall
          Investor Relations Administrator

Investor/Media Contacts:

          James Ankner (Investor Relations) or Lena Kim (Media Relations) Robinson Lerer & Montgomery
          (212) 484-7697 or (212) 484-6706


             CYPRESS BIOSCIENCE ANNOUNCES ORGANIZATIONAL CHANGES
BOBKOSKI NAMED PRESIDENT AND COO; GENDREAU PROMOTED TO EXECUTIVE VICE PRESIDENT
                         AND CHIEF SCIENTIFIC OFFICER

February 16, 1999 - San Diego, CA - Cypress Bioscience, Inc. (NASDAQ: CYPB) announced today the appointment of Carl Bobkoski, formerly Executive Vice President of Signal Pharmaceuticals, as President and Chief Operating Officer. He replaces Debby Jo Blank, M.D., who is leaving to pursue other opportunities.
R. Michael Gendreau, Ph.D., Vice President of Research and Development, and Chief Medical Officer, has been promoted to Executive Vice President of Research & Development and adds the additional title of Chief Scientific Officer. Together with Jay D. Kranzler, M.D., Ph.D., CEO and Chairman of Cypress Bioscience, Inc., Bobkoski and Gendreau form an "Office of the CEO" responsible for formulating the overall strategy and managing operations of the Company.

In his career, Mr. Bobkoski has directed commercialization for proprietary products including Cardizem and Carafate, obtained product approvals, negotiated corporate partnerships as well as directed clinical research. His earlier roles include Executive Vice President and Board Member of Gensia Sicor, Inc. (NASDAQ:GNSA); President, CEO and Board member of GalenPharma, which he also co-founded; and President and General Manager of Nordic Laboratories, a subsidiary of Hoechst Marion Roussel At Cypress Bioscience, Mr. Bobkoski will assume immediate responsibility for manufacturing, sales and marketing, finance, and business development.

"Mr. Bobkoski has more than 20 years of general management experience in the biotech and pharmaceutical industries," said Dr. Kranzler. "Of particular importance to us as we prepare to launch the PROSORBA(R) column for use in treating rheumatoid arthritis is his success in commercializing products." In October of last year, the Company received a recommendation for approval from the FDA Advisory Panel. Cypress Bioscience is currently working with the FDA to resolve questions related to documentation from the Company's pivotal trial prior to receiving final approval.

Dr. Gendreau, who joined Cypress Bioscience in 1994, was previously Vice President of Research and Development and Chief Medical Officer at MicroProbe Corporation. For three years before that, he held the title of Vice President of Research and Development at Source Scientific Corporation. At Cypress Bioscience, Dr. Gendreau was responsible for designing and implementing the successful pivotal trial of the PROSORBA column in RA.

"I'm looking forward to overseeing the launch of the PROSORBA column and to working with Jay and Mike to facilitate a successful transition of the Company to the commercial stage," said Mr. Bobkoski.

Cypress Bioscience, Inc. develops, manufactures and markets medical devices and therapeutics for the treatment of certain types of immune disorders and is engaged in the development of novel therapeutic agents for the treatment of blood platelet disorders. In addition to Cypress's lead product, the PROSORBA column, the Company acquired Cyplex(TM) (Infusible Platelet Membranes), which is positioned to become an alternative for traditional platelet infusions.

Except for historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, risks associated with the integration of new senior management personnel; the risk of delay in the formal FDA approval and product launch of the PROSORB.4 column; the Company's ability to market successfully the PROSORB.4 column for use as a treatment for Rheumatoid Arthritis; whether the Company will be successful in finalizing a relationship and collaborating with a marketing partner; the Company's ability to receive regulatory approval for Cyplex on a timely basis, if at all; and whether Cyplex will become a substitute for traditional platelet infusions, as well as other risks detailed from time to time in the Company's SEC reports, including its report on Form lO-K for the year ended December 31, 1997.

                                C-2